Exhibit 99.1

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT is entered into as of December 2, 2021, by and among the signatories hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of Common Stock of Gold Reserve Inc. a Alberta Canadian Corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  December 2, 2021

Camac Partners, LLC

By: Camac Capital, LLC,
its manager

By:	/s/ Eric Shahinian
Eric Shahinian
Managing Member

Camac Capital, LLC

By:	/s/ Eric Shahinian
Eric Shahinian
Managing Member

By:	/s/ Eric Shahinian
Eric Shahinian

Camac Fund, LP

By: Camac Capital, LLC,
its general partner

By:	/s/ Eric Shahinian
Eric Shahinian
Managing Member

Camac Fund II, LP

By: Camac Capital, LLC,
its general partner

By:	/s/ Eric Shahinian
Eric Shahinian
Managing Member